Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS THIRD QUARTER 2022 RESULTS

Total revenue increased 50% year-over-year to $650M,

underscoring the ongoing recovery of theatrical moviegoing

Third quarter box office results outpaced industry recovery

by over 400 basis points compared to the third quarter of 2019

Plano, TX, November 4, 2022 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and nine months ended September 30, 2022.

Cinemark Holdings, Inc.’s total revenues for the three months ended September 30, 2022 increased 50% to $650.4 million compared with $434.8 million for the three months ended September 30, 2021. For the three months ended September 30, 2022, admissions revenue was $324.6 million and concession revenue was $253.6 million, driven by attendance of 48.4 million patrons. Average ticket price was $6.71 and concession revenue per patron was $5.24.

Net loss attributable to Cinemark Holdings, Inc. for the three months ended September 30, 2022 was $(24.5) million compared with a loss of $(77.8) million for the three months ended September 30, 2021. Diluted loss per share for the three months ended September 30, 2022 was $(0.20) compared with diluted loss per share of $(0.65) for the three months ended September 30, 2021.

Adjusted EBITDA for the three months ended September 30, 2022 was $99.5 million compared with $44.3 million for the three months ended September 30, 2021. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

“We remain highly optimistic about the future of theatrical exhibition and Cinemark,” stated Sean Gamble, Cinemark’s President & CEO. “Consumer behavior over the past year validates that moviegoing enthusiasm remains strong and vibrant across all categories of films and audiences. Quarter after quarter, genre by genre, we’ve seen long-standing records broken and films performing at levels comparable to, or better than, pre-pandemic expectations.”

“While August and September were challenged by a dip in content availability, we are pleased by year-over-year improvements in product flow throughout 2022, which have driven a 130% increase in North American box office year-to-date. We have high confidence in the ongoing recovery of content and box office as delays caused by COVID fully subside and studios derive increasing promotional and financial value from theatrical.”

“Furthermore, Cinemark’s performance during the third quarter underscores that our strategies to navigate a highly fluid environment with regard to content, supply chain, and labor dynamics are working. Worldwide revenue for the quarter is up 50% year-over-year, Adjusted EBITDA is up over 125%, and we continue to expect to have positive free cash flow generation for the full year.”

Cinemark Holdings, Inc.’s total revenues for the nine months ended September 30, 2022 increased 120% to $1,855.0 million compared with $843.8 million for the nine months ended September 30, 2021. For the nine months ended September 30, 2022, admissions revenue was $942.3 million and concession revenue was $712.6 million, driven by attendance of 133.5 million patrons. Average ticket price was $7.06 and concession revenue per patron was $5.34.

Net loss attributable to Cinemark Holdings, Inc. for the nine months ended September 30, 2022 was $(171.9) million compared with a loss of $(428.5) million for the nine months ended September 30, 2021. Diluted loss per share for the nine months ended September 30, 2022 was $(1.43) compared with diluted loss per share of $(3.59) for the nine months ended September 30, 2021.

Adjusted EBITDA for the nine months ended September 30, 2022 was $263.0 million compared with $(59.5) million for the nine months ended September 30, 2021. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

As of September 30, 2022, the Company’s aggregate screen count was 5,835, and the Company had commitments to open two new theatres and 19 screens during the remainder of 2022 and seven new theatres and 55 screens subsequent to 2022.

Webcast – Today at 8:30 AM ET

Live Webcast/Replay: Available live at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, operates 517 theatres with 5,835 screens in 42 states domestically and 15 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

•
future revenues, expenses and profitability;
•
currency exchange rate and inflationary impacts;
•
the future development and expected growth of our business;
•
projected capital expenditures;
•
access to capital resources;
•
attendance at movies generally or in any of the markets in which we operate;
•
the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
•
national and international growth in our industry;
•
competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
•
determinations in lawsuits in which we are a party; and
•
the impact of the COVID-19 pandemic on us and the motion picture exhibition industry.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, including, among others, the impacts of COVID-19. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in Cinemark Holdings, Inc.'s Annual Report on Form 10-K filed February 25, 2022. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Statement of loss data:
Revenue
Admissions	$324.6	$225.5	$942.3	$435.1
Concession	253.6	164.2	712.6	313.5
Other	72.2	45.1	200.1	95.2
Total revenue	650.4	434.8	1,855.0	843.8
Cost of operations
Film rentals and advertising	180.9	117.0	531.1	216.8
Concession supplies	46.3	28.2	128.8	54.2
Salaries and wages	97.0	67.6	277.0	149.2
Facility lease expense	77.2	68.8	231.2	200.8
Utilities and other	110.4	81.7	303.8	192.0
General and administrative expense	45.1	38.6	134.0	111.8
Depreciation and amortization	58.3	67.2	181.0	202.3
Impairment of long-lived and other assets	15.2	7.5	107.5	7.5
Restructuring costs	—	(0.4)	(0.2)	(1.3)
(Gain) loss on disposal of assets and other	1.2	1.1	(6.4)	7.9
Total cost of operations	631.6	477.3	1,887.8	1,141.2
Operating loss	18.8	(42.5)	(32.8)	(297.4)
Other income (expense)
Interest expense	(38.4)	(38.0)	(114.6)	(111.6)
Interest income	6.4	0.8	11.1	5.3
Loss on extinguishment of debt	—	—	—	(6.5)
Foreign currency exchange loss	(5.4)	(0.2)	(5.3)	(0.9)
Distributions from NCM	—	—	—	0.1
Distributions from DCIP	3.7	6.5	3.7	6.5
Interest expense - NCM	(5.8)	(5.9)	(17.5)	(17.7)
Equity in loss of affiliates	0.2	(7.2)	(7.5)	(22.1)
Loss before income taxes	(20.5)	(86.5)	(162.9)	(444.3)
Income tax expense (benefit)	3.4	(8.9)	6.3	(15.6)
Net loss	$(23.9)	$(77.6)	$(169.2)	$(428.7)
Less: Net income (loss) attributable to noncontrolling interests	0.6	0.2	2.7	(0.2)
Net loss attributable to Cinemark Holdings, Inc.	$(24.5)	$(77.8)	$(171.9)	$(428.5)
Loss per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$(0.20)	$(0.65)	$(1.43)	$(3.59)
Diluted	$(0.20)	$(0.65)	$(1.43)	$(3.59)
Weighted average shares outstanding - Diluted	118.4	117.3	118.1	117.2

Other Operating Data

(unaudited, in millions)

	September 30, 2022	December 31, 2021
Balance sheet data:
Cash and cash equivalents	$631.9	$707.3
Theatre properties and equipment, net	$1,260.0	$1,382.9
Total assets	$4,850.5	$5,230.6
Total long-term debt, net of unamortized debt issuance costs	$2,495.5	$2,500.6
Equity	$205.4	$334.5

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,			Three Months Ended September 30,
Revenue and Attendance	2022	2021	2022	2021	Constant Currency (1) 2022	2022	2021
Admissions revenue	$257.6	$195.3	$67.0	$30.2	$76.9	$324.6	$225.5
Concession revenue	200.8	142.6	52.8	21.6	60.9	253.6	164.2
Other revenue	53.3	37.6	18.9	7.5	21.7	72.2	45.1
Total revenue	$511.7	$375.5	$138.7	$59.3	$159.5	$650.4	$434.8
Attendance	29.5	21.5	18.9	9.2		48.4	30.7
Average ticket price	$8.73	$9.08	$3.54	$3.28	$4.07	$6.71	$7.35
Concession revenue per patron	$6.81	$6.63	$2.79	$2.35	$3.22	$5.24	$5.35

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,			Three Months Ended September 30,
Cost of Operations	2022	2021	2022	2021	Constant Currency (1) 2022	2022	2021
Film rentals and advertising	$147.1	$101.9	$33.8	$15.1	$38.9	$180.9	$117.0
Concession supplies	$34.8	$23.0	$11.5	$5.2	$13.2	$46.3	$28.2
Salaries and wages	$81.9	$58.0	$15.1	$9.6	$17.3	$97.0	$67.6
Facility lease expense	$61.9	$58.8	$15.3	$10.0	$17.3	$77.2	$68.8
Utilities and other	$85.4	$68.1	$25.0	$13.6	$28.0	$110.4	$81.7

	U.S. Operating Segment		International Operating Segment			Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,			Nine Months Ended September 30,
Revenue and Attendance	2022	2021	2022	2021	Constant Currency (1) 2022	2022	2021
Admissions revenue	$759.1	$384.4	$183.2	$50.7	$199.5	$942.3	$435.1
Concession revenue	576.5	275.0	136.1	38.5	149.7	712.6	313.5
Other revenue	148.9	82.5	51.2	12.7	55.3	200.1	95.2
Total revenue	$1,484.5	$741.9	$370.5	$101.9	$404.5	$1,855.0	$843.8
Attendance	84.2	41.8	49.3	15.7		133.5	57.5
Average ticket price	$9.02	$9.20	$3.72	$3.23	$4.05	$7.06	$7.57
Concession revenue per patron	$6.85	$6.58	$2.76	$2.45	$3.04	$5.34	$5.45

	U.S. Operating Segment		International Operating Segment			Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,			Nine Months Ended September 30,
Cost of Operations	2022	2021	2022	2021	Constant Currency (1) 2022	2022	2021
Film rentals and advertising	$439.0	$191.5	$92.1	$25.3	$100.6	$531.1	$216.8
Concession supplies	$98.9	$44.6	$29.9	$9.6	$32.9	$128.8	$54.2
Salaries and wages	$233.4	$126.4	$43.6	$22.8	$47.5	$277.0	$149.2
Facility lease expense	$187.6	$177.7	$43.6	$23.1	$46.8	$231.2	$200.8
Utilities and other	$234.8	$161.0	$69.0	$31.0	$74.0	$303.8	$192.0
(1)
Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2021. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Adjusted EBITDA (1)
U.S.	$70.7	$44.8	$196.2	$(31.7)
International	28.8	(0.5)	66.8	(27.8)
Total Adjusted EBITDA (1)	$99.5	$44.3	$263.0	$(59.5)

Capital expenditures
U.S.	$20.2	$22.4	$50.7	$47.5
International	4.5	2.0	14.6	9.7
Total capital expenditures	$24.7	$24.4	$65.3	$57.2
(1)
Adjusted EBITDA represents net loss before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net loss to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net loss	$(23.9)	$(77.6)	$(169.2)	$(428.7)
Add (deduct):
Income tax expense (benefit)	3.4	(8.9)	6.3	(15.6)
Interest expense (1)	38.4	38.0	114.6	111.6
Other expense, net (2)	4.5	12.5	19.2	35.3
Cash distributions from other equity investees (3)	—	—	1.5	0.2
Depreciation and amortization	58.3	67.2	181.0	202.3
Impairment of long-lived and other assets	15.2	7.5	107.5	7.5
Restructuring costs	—	(0.4)	(0.2)	(1.3)
(Gain) loss on disposal of assets and other	1.2	1.1	(6.4)	7.9
Loss on extinguishment of debt	—	—	—	6.5
Non-cash rent	(2.8)	(1.1)	(7.5)	(1.8)
Share based awards compensation expense (4)	5.2	6.0	16.2	16.6
Adjusted EBITDA	$99.5	$44.3	$263.0	$(59.5)
(1)
Includes amortization of debt issuance costs and amortization of accumulated losses for amended swap agreements.
(2)
Includes interest income, foreign currency exchange gain (loss), equity in loss of affiliates and interest expense - NCM and excludes distributions from NCM.
(3)
Includes cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.
(4)
Non-cash expense included in general and administrative expenses.